As filed with the Securities and Exchange Commission on August 9, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933

NAVIENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	123 Justison Street Wilmington, Delaware 19801	46-4054283
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

NAVIENT CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full title of plan)

Mark L. Heleen
Chief Legal Officer and Corporate Secretary
123 Justison Street
Wilmington, Delaware 19801
(302) 283-8000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.01	2,000,000	$13.15	$26,310,000	$3,188.77

(1)
Consists of 2,000,000 additional shares of common stock, par value $0.01 per share, that may be issued under the Navient Corporation Employee Stock Purchase Plan (the “ESPP”) pursuant to an amendment and restatement to the ESPP that became effective April 4, 2019. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares that may be subject to grant or otherwise issuable after the operation of any stock dividend, stock split, recapitalization or other similar transactions effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee, based, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on August 5, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Navient Corporation (the “Registrant”) for the purpose of registering the offer and sale of an additional 2,000,000 shares of Common Stock $0.01 par value per share (the “Common Stock”) pursuant to the ESPP. The ESPP became effective on April 4, 2019 and was approved by the Registrant’s stockholders on June 6, 2019. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Registrant on August 16, 2017, except for Item 8, Exhibits, which has been updated and included herein. This Registration Statement relates to securities of the same class as that to which the 2017 Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) Navient’s Annual Report on Form 10-K for the fiscal years ended December 31, 2017 filed on February 26, 2018 and December 31, 2018 filed on February 26, 2019;

(b) Navient’s Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2017 filed on October 27, 2017, March 31, 2018 filed on May 2, 2018, June 30, 2018 filed on August 3, 2018, September 30, 2018 filed on November 2, 2018, March 31, 2019 filed on May 3, 2019, and June 30, 2019 filed on August 2, 2019,

 (c) Navient’s Current Report(s) filed on Form 8-K filed on October 4, 2017, October 17, 2017, October 30, 2017, November 27, 2017, December 4, 2017, January 23, 2018, February 27, 2018, April 2, 2018, April 5, 2018, April, 9, 2018, April 24, 2018, May 3, 2018, May 4, 2018, May 23, 2018, May 25, 2018, May 30, 2018, June 11, 2018, July 20, 2018, July 24, 2018, August 6, 2018, August 9, 2019, October 23, 2019, November 5, 2018, November 21, 2018, January 22, 2019, February 19, 2019, February 26, 2019, April 23, 2019, May 3, 2019, May 6, 2019, June 10, 2019, July 23, 2019, and August 5, 2019.

(d) Navient’s 2018 Definitive Proxy Statement on Schedule 14A filed on April 13, 2018; and Navient’s 2019 Definitive Proxy Statement on Schedule 14A filed on April 30, 2019, as amended on May 8, 2019.

(e) The description of Navient’s Common Stock contained in Navient’s Information Statement, filed as Exhibit 99.1 to the Registration Statement on Form 10, initially filed on December 6, 2013, as amended by Amendment No. 1 on February 7, 2014, Amendment No. 2 on February 28, 2014, Amendment No. 3 on March 27, 2014 and Amendment No. 4 on April 10, 2014, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by Navient pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1*	Navient Corporation Employee Stock Purchase Plan.

5.1*	Opinion of Mark L. Heleen

23.1*	Consent of Mark L. Heleen (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP

24.1*	Power of Attorney (included on the signature page hereof).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on August 9, 2019.

Navient Corporation

By:	/s/ John F. Remondi
Name:	John (Jack) F. Remondi
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John F. Remondi, Christian M. Lown and Mark L. Heleen and, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John F. Remondi	Chief Executive Officer, Director	August 8, 2019
John (Jack) Remondi	(Principal Executive Officer)

/s/ Christian M. Lown	Chief Financial Officer	August 8, 2019
Christian M. Lown	(Principal Financial Officer and Principal Accounting Officer)

/s/ Linda A. Mills
Linda A. Mills	Chair of the Board of Directors	August 8, 2019

/s/ Frederick Arnold
Frederick Arnold	Director	August 8, 2019

/s/ Marjorie L. Bowen
Marjorie L. Bowen	Director	August 8, 2019

/s/ Anna Escobedo Cabral
Anna Escobedo Cabral	Director	August 8, 2019

/s/ Larry A. Klane
Larry A. Klane	Director	August 8, 2019

/s/ Katherine A. Lehman
Katherine A. Lehman	Director	August 8, 2019

/s/ Jane J. Thompson
Jane J. Thompson	Director	August 8, 2019

/s/ Laura S. Unger
Laura S. Unger	Director	August 8, 2019

/s/ David L. Yowan
David L. Yowan	Director	August 8, 2019